© Norton Rose Fulbright 1 OFFICIAL: Sensitive // Legal-Privilege Originally dated 11 November 2024 and further amended and restated on _________ Commonwealth Facility Agreement Parties Commonwealth of Australia as represented by the Department of Infrastructure, Transport, Regional Development, Communications, Sport and the Arts (ABN 86 267 354 017) Each entity listed in Schedule 1 Norton Rose Fulbright Level 5, 60 Martin Place SYDNEY NSW 2000 nortonrosefulbright.com Our ref: 4072942

OFFICIAL: Sensitive // Legal-Privilege

Contents

1	Definitions and interpretation	3
2	Commonwealth Facility	10
3	Interest	10
4	Repayment and prepayment	11
5	Events of Default	12
6	GST	15
7	Representations and warranties	16
8	General Undertakings	16
9	Indemnity, costs, and expenses	17
10	Costs and expenses	17
11	Changes to Parties	17
12	Miscellaneous	17
13	Notices	17
14	Severance	18
15	Waivers	18
16	Variation	19
17	Confidentiality	19
18	Further Assurances	19
19	Governing law and jurisdiction	20
20	Electronic execution and exchange of counterparts	20
Schedule 1		22

2

3 OFFICIAL: Sensitive // Legal-Privilege Agreement originally dated 11 November 2024 and further amended and restated on _________2025 Parties (1) Commonwealth of Australia as represented by the Department of Infrastructure, Transport, Regional Development, Communications, Sport and the Arts (ABN 86 267 354 017) of 111 Alinga Street Canberra, ACT 2601 (the Commonwealth) (2) The entities listed in Schedule 1 (each an Obligor) It is agreed 1 Definitions and interpretation 1.1 Definitions In this document: (1) Act means legislation or statutory instrument of the Parliament of a State or Territory or the Commonwealth of Australia or of any other jurisdiction in force at any time and any rule, regulation, ordinance, by-law, statutory instrument, order or notice at any time made under that legislation and, in each case, any consolidations, amendments, re-enactments and replacements. (2) Air T means Air T Lending 25.1, LLC . (3) Air T Financier has the same meaning as in the Intercreditor Deed. (4) Air T LNSA means the document titled “Syndicated Loan Note Subscription Agreement – Project Mustang” dated _____________ between, among others, the Obligors and Air T. (5) Australian Accounting Standards means: (a) the accounting standards from time to time approved under the Corporations Act; (b) the requirements of the Corporations Act in relation to the preparation and content of accounts; and (c) generally accepted accounting principles and practices in Australia consistently applied, except those principles and practices which are inconsistent with the standards or requirements referred to in paragraph (a) or (b). (6) Business Day means a day that is not a Saturday, Sunday or any other day which is: (a) a public holiday or a bank holiday in Sydney, New South Wales or in the Australian Capital Territory; or

4 OFFICIAL: Sensitive // Legal-Privilege (b) a public holiday or a bank holiday in New York; or (c) a day falling between 24 December and 2 January (inclusive) in any particular year. (7) Commonwealth Facility means the cash advance loan facility made available by the Commonwealth to the Obligors under this document. (8) Commonwealth Facility Limit has the same meaning as ‘Opening Balance’ in the Restructuring Coordination Deed. (9) Commonwealth Finance Document means: (a) this document; (b) the Intercreditor Deed; (c) the Restructuring Coordination Deed; (d) each New Facility Finance Document; (e) the Commonwealth Security Documents; and (f) each other document that is agreed as a Commonwealth Finance Document by the Parties in writing from time to time. (10) Commonwealth Security Documents means: (a) the document titled “General Security Deed” originally between, amongst others, certain of the Obligors and PAG dated 15 March 2021, as assigned to the Commonwealth and as amended from time to time; (b) the document titled “General Security Deed” originally between, amongst others, the certain of the Obligors and PAG dated 30 July 2024, as assigned to the Commonwealth and as amended from time to time; (c) the document titled “Supplemental Security Deed (Aircraft)” between Regional Express Holdings Limited, Rex Investment Holdings Pty Ltd and PAG dated 25 July 2024, as assigned to the Commonwealth and as amended from time to time; (d) the document titled “Supplemental Security Deed (Aircraft)” between Regional Express Holdings Limited, Rex Investment Holdings Pty Ltd, Rex Airlines Pty Ltd and the PAG dated 30 July 2024, as assigned to the Commonwealth and as amended from time to time; (e) the real property mortgage of underlease 11172419 on land title 6137/606 between Regional Express Holdings Limited and PAG dated 30 April 2021, as assigned to the Commonwealth and as amended from time to time; (f) the real property mortgage of title over 1/819642 between Regional Express Holdings Limited and PAG dated 15 March 2021, as assigned to the Commonwealth and as amended from time to time;

5 OFFICIAL: Sensitive // Legal-Privilege (g) the real property mortgage of title over 10082/361 between AAPA Victoria Pty Ltd and PAG dated 15 March 2021, as assigned to the Commonwealth and as amended from time to time; (h) the real property mortgage over sub-lease AJ148894 on title 7330-149 between Regional Express Holdings Limited and PAG dated 15 March 2021, as assigned to the Commonwealth and as amended from time to time and secured by caveat AU773085; (i) the document titled “Aircraft Mortgage (Specific Security Deed)” dated 20 November 2024 between the Commonwealth, Regional Express Limited, Regional Express Holdings Limited, Rex Investment Holdings Pty Ltd and Rex Airlines Pty Ltd, as amended from time to time; (j) the General Security Deed between certain of the Obligors as grantors and the Commonwealth as secured party dated 20 November 2024, as amended from time to time; (k) the mortgage of underlease 11172419 on land title 6137/606 between Regional Express Holdings Limited and the Commonwealth dated 20 November 2024, as amended from time to time; (l) the real property mortgage of title over 1/819642 between Regional Express Holdings Limited and the Commonwealth dated 20 November 2024, as amended from time to time; (m) the real property mortgage over sub-lease AJ148894 on title 7330-149 between Regional Express Holdings Limited and the Commonwealth dated 20 November 2024 secured by caveat AU773085, as amended from time to time; (n) the General Security Deed between Rex Flyer Pty Limited, Australian Aero Propellor Maintenance Pty Limited, Australian Airline Pilot Academy Pty Limited and AAPA Victoria Pty Limited as grantors and the Commonwealth as secured party dated ________________2025, as amended from time to time; or (o) any document entered into by any Obligor which creates a Security Interest over any of its assets in favour of, or for the benefit of, the Commonwealth in respect of all or any part of the obligations of the Obligors (with or without securing the obligations of other Obligors) under the Commonwealth Finance Documents. (11) Corporations Act means Corporations Act 2001 (Cth). (12) Costs means costs, charges, fees, expenses, and other outgoings, including those in connection with advisors or professional consultants (in the case of legal advisers, on a full indemnity basis or solicitor and own client basis, whichever is higher) and reasonable expenses incurred by in preserving and maintaining the assets and property the subject of the Security Interest (such as by paying insurance, rates, and Taxes for the relevant property), interest, penalties, and fines. (13) Court means any court having jurisdiction to hear and determine matters under the Corporations Act. (14) Enforcement Action has the meaning given in the Intercreditor Deed.

6 OFFICIAL: Sensitive // Legal-Privilege (15) Event of Default has the meaning given in clause 5.1. (16) Excess Cash Flow Proceeds means the amount of any Excess Cash Flow (as defined in the Intercreditor Deed) that is available and required to be applied by the Obligors towards repayment of the Principal Outstanding under this document in accordance with the Intercreditor Deed. (17) Government Agency means any government or any governmental, semi- governmental, administrative, fiscal, or judicial body, department, commission, authority, tribunal, agency, or entity in any jurisdiction. (18) GST means Goods and services tax or similar value added tax levied or imposed in Australia under the GST Law or otherwise on a supply. (19) GST Law has the meaning given to that expression in the A New Tax System (Goods and Services Tax) Act 1999 (Cth) or, if that Act does not exist for any reason, means any Act imposing or relating to the imposition or administration of a goods and services tax in Australia and any regulation made under that Act. (20) Insolvency Event means the happening of any one or more of the following events: (a) an application (not being an application that is being contested in good faith and that is withdrawn or dismissed within 5 Business Days of its commencement) is made to a Court for an order or an order is made that a body corporate be wound up or that a liquidator or provisional liquidator be appointed to a body corporate; (b) except to reconstruct or amalgamate while solvent on terms approved in writing by the Commonwealth, a body corporate enters into, or resolves to enter into, a scheme of arrangement, deed of company arrangement or composition with, or assignment for the benefit of, all or any class of its creditors, or it proposes a reorganisation, moratorium or other administration involving any of them; (c) except to reconstruct or amalgamate while solvent upon terms approved in writing by the Commonwealth, a body corporate resolves to wind itself up or otherwise dissolve itself, or gives notice of intention to do so, or is otherwise wound up or dissolves; (d) a body corporate is unable to pay its debts as they fall due or is or states that it is insolvent or is treated as or presumed insolvent under any applicable legislation; (e) a receiver, receiver and manager, trustee, administrator or similar official is appointed over any or all of the assets or undertaking of a body corporate; (f) a body corporate takes any step to obtain protection or is granted protection from its creditors, under any applicable legislation; (g) a Liquidation occurs in relation to a person; or (h) anything analogous or having a substantially similar effect to any of the events specified above happens under the law of any applicable jurisdiction.

7 OFFICIAL: Sensitive // Legal-Privilege (21) Intercreditor Deed means the document titled “Intercreditor Deed - Regional Express Airlines” dated _____________ between the Obligors, the Commonwealth and Air T. (22) Interest Payment Date means each of 31 March, 30 June, 30 September and 31 December. (23) Interest Period has the meaning as set out in clause 3.2. (24) Liquidation includes provisional liquidation, administration, receivership, compromise, arrangement, amalgamation, reconstruction, winding up, dissolution, assignment for the benefit of creditors, arrangement or compromise with creditors, bankruptcy or death. (25) Liquidation Event has the meaning given in the Intercreditor Deed. (26) Material Adverse Effect has the menging given to that term in the New Facility Agreement. (27) New Facility Agreement means the document titled “Facility Agreement” dated ____________________between the Obligors and the Commonwealth. (28) New Facility Finance Document means the New Facility Agreement and each “Finance Document” as defined in the New Facility Agreement. (29) Obligor means each of the Parties listed in Schedule 1. (30) PAG means PAGAC Regulus Holding Pte. Ltd. (31) Party means a party to this document. (32) Power means: (a) in respect of the Commonwealth, any right, power, authority, discretion, or remedy conferred on the Commonwealth by any Commonwealth Finance Document or any applicable law; and (b) in respect of the Administrators, any right, power, authority, discretion or remedy conferred on the Obligors by any Commonwealth Finance Document, any Act or any other document or applicable law or equity. (33) PPSA means the Personal Property Securities Act 2009 (Cth). (34) PPS Law means: (a) the PPSA and any regulation made at any time under the PPSA, including the PPS Regulations (each as amended from time to time); and (b) any amendment made at any time to any other legislation as a consequence of a law or regulation referred to in paragraph (a) of this definition. (35) PPS Regulations means the Personal Property Securities Regulations 2010 (Cth). (36) PPSR means the register established pursuant to the PPSA.

8 OFFICIAL: Sensitive // Legal-Privilege (37) Principal Outstanding means, at any time, the aggregate principal amount owing under the Commonwealth Facility. (38) Regional Express Holdings means Regional Express Holdings Limited ACN 099 547 270. (39) Related Entity means any and all Commonwealth entities and companies that are subject to the Public Governance, Performance and Accountability Act 2013 (Cth) and any entity controlled by them. (40) Representative means any Minister or Related Entity of the Commonwealth, and any directors, officers, employees, consultants, agents, contractors and subcontractors of the Commonwealth and any Minister or Related Entity of the Commonwealth. (41) Restructure Effective Date has the meaning given in the Restructuring Coordination Deed. (42) Restructuring Coordination Deed means the document titled “Restructuring Coordination Deed – Regional Express Airlines” dated 21 October 2025 between Air T, Inc and the Commonwealth. (43) Rex Regional Commitments has the same meaning as in the Intercreditor Deed. (44) RRC EOD Date has the meaning given in the New Facility Agreement. (45) RRC Non-Compliance has the meaning given in the New Facility Agreement. (46) RRC Report has the meaning given in the Intercreditor Deed. (47) Sanctioned Entity means any person, being an individual, corporation, company, vessel, association, government or other entity that is identified on (or owned, operated or controlled by any person identified on) the consolidated list of entities subject to sanctions maintained by any Government Agency including the Department of Foreign Affairs and Trade. (48) Sanctions means any sanctions, regulations, statutes, prohibitions and official embargo measures that relate to the enforcement of economic and trade sanctions or export controls which are maintained, amended, or imposed by any Government Agency including the Department of Foreign Affairs and Trade. (49) Secured Money means all money and amounts (in any currency) that an Obligor is or may become liable at any time (presently, prospectively or contingently, whether alone or not and in any capacity) to pay to or for the account of the Commonwealth (whether alone or not and in any capacity) under or in connection with a Commonwealth Finance Document. It includes money and amounts: (a) in the nature of principal, interest, fees, costs, charges, expenses, duties, indemnities, guarantee obligations or damages; (b) whether arising or contemplated before or after the date of this document or as a result of the assignment (with or without an Obligor's consent) of any debt, liability or Commonwealth Finance Document; and (c) which a person would be liable to pay but for its insolvency. (50) Security Interest means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement

9 OFFICIAL: Sensitive // Legal-Privilege having a similar effect, including any "security interest" as defined in sections 12(1) or (2) of the PPSA. (51) Subsidiary means a subsidiary within the meaning of Part 1.2 Division 6 of the Corporations Act. (52) Tax means any tax, levy, impost, duty, or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same). (53) Termination Date means the date 30 years after the date of this document, subject to extension in accordance with clause 4.2. (54) $ or A$ means the lawful currency of Australia. 1.2 Interpretation In this document, unless the contrary intention appears: (1) the singular includes the plural and vice versa; (2) other grammatical forms of defined words or expressions have corresponding meanings; (3) a reference to a Party to this document includes that Party’s successors and permitted assigns; (4) a reference to a document or agreement includes that document or agreement as novated, altered or replaced; (5) a reference to any thing includes the whole or part of that thing and a reference to a group of things or persons includes each thing or person in that group; (6) a reference to time is to Australian Eastern Standard Time; (7) words implying natural persons include partnerships, bodies corporate, associations, a body politic and Government Agencies; (8) financing statement has the meaning given by the PPSA; (9) a reference to any legislation or statutory instrument or regulation is construed in accordance with the Acts Interpretation Act 1901 (Cth) or the equivalent State legislation, as applicable; (10) “including” and similar expressions are not words of limitation; (11) a provision of this document must not be construed to the disadvantage of a Party merely because that Party was responsible for the preparation of the document or the inclusion of the provision in the document; and (12) if an act must be done on a specified day that is not a Business Day, it must be done instead on the next Business Day. 1.3 Multiple Parties

10 OFFICIAL: Sensitive // Legal-Privilege If a Party to this document is made up of more than one person, or a term is used in this document to refer to more than one Party, then unless otherwise specified in this document: (1) an obligation of those persons is joint and several; (2) a right of those persons is held by each of them severally; and (3) any other reference to that Party or that term is a reference to each of those persons separately, so that (for example): (a) a representation, warranty or undertaking relates to each of them separately; and (b) a reference to that Party or that term is a reference to each of those persons separately. 2 Commonwealth Facility 2.1 Subject to the terms of this document and the other Commonwealth Finance Documents, the Commonwealth has made the Commonwealth Facility available to the Obligors up to an amount equal to the Commonwealth Facility Limit. 2.2 The Obligors acknowledge and agree that as at the Restructure Effective Date: (1) the Commonwealth Facility Limit is fully drawn; (2) no further funding may be requested by the Obligors under this document; and (3) the Principal Outstanding is an amount equal to the Opening Balance (as defined in the Restructuring Coordination Deed). 3 Interest 3.1 Interest on Principal Outstanding (1) If a RRC Non-Compliance occurs in respect of any Obligor and a RRC EOD Date occurs in respect of that RCC Non-Compliance, on and from the RRC EOD Date interest accrues daily on the Principal Outstanding at the rate of 2 per cent per annum each day during the period of non-compliance on the basis of a calendar year of 365 days. (2) The Borrower must pay to the Commonwealth interest accrued under clause 3.1(1) on each Interest Payment Date. 3.2 Interest Periods Each Interest Period shall be a period of three calendar months, provided that: (1) the first Interest Period commences on (and includes) the Restructure Effective Date and ends on (but excludes) the next Interest Payment Date: (2) each subsequent Interest Period commences on (and includes) the preceding Interest Payment Date and ends on (but excludes) the next Interest Payment Date;

11 OFFICIAL: Sensitive // Legal-Privilege (3) the last Interest Period shall end on (and exclude) the Termination Date. 4 Repayment and prepayment 4.1 Repayment The Obligors must repay the Principal Outstanding and all other Secured Money to the Commonwealth in full on the Termination Date. 4.2 Extension of Termination Date (1) No later than 30 days prior to the then applicable Termination Date, provided that: (a) no Event of Default is continuing; (b) no Enforcement Action has been taken; and (c) no Liquidation Event has occurred, the Obligors may, on no more than 2 separate occasions, by notice in writing to the Commonwealth extend the Termination Date by a further 10 years from the then applicable Termination Date (Extension Request). (2) Following the provision of an Extension Request, the parties to this document shall, prior to the then applicable Termination Date, do all things and sign all documents as may be required (including, but not limited to, an amendment or variation of this document) to give effect to the relevant Extension Request. (3) To avoid doubt, the Termination Date may only be extended under this clause 4.2 by a maximum of 20 years in aggregate (through the issuance of two Extension Requests), unless otherwise agreed in writing by the Commonwealth. 4.3 Mandatory prepayment The Obligors must repay the Principal Outstanding in the amount of any available Excess Cash Flow on the date on which such Excess Cash Flow must be applied to the Commonwealth in accordance with the Intercreditor Deed. 4.4 No redraw The Obligors may not re-borrow any part of the Principal Outstanding which is repaid or prepaid. 4.5 Payments to the Commonwealth The Obligors must make all payments under this document by electronic funds transfer to the account or accounts in Australia specified by the Commonwealth, by 11.00am on the due date. 4.6 No deductions (1) All payments to be made by the Obligors under this document must be made without set-off or counterclaim and free and clear of and without deduction or withholding for or on account of Taxes. (2) If the Obligors are prohibited by law from making a payment free of all deductions and withholdings then:

12 OFFICIAL: Sensitive // Legal-Privilege (a) the Obligors must pay an additional amount to the Commonwealth so that the actual amount received after deduction or withholding (and after payment of any additional Taxes or other taxes or charges due as a consequence of the payment of the additional amount) equals the amount that would have been received by the Commonwealth if the deduction or withholding were not required; and (b) the Obligors must promptly provide to the Commonwealth official receipts or other documentation acceptable to the Commonwealth evidencing the payment to the relevant Government Agency of any amount withheld or deducted. 4.7 Payment to be made on Business Day (1) Whenever any payment by the Obligors becomes due on a day that is not a Business Day, the due date will be the next Business Day. (2) If a payment is received from the Borrowers by the Commonwealth on the due date but after the time specified for payment or otherwise not in accordance with this document that payment will be treated as having been received before the specified time on the following Business Day. 4.8 Appropriation where insufficient money available Amounts received by the Commonwealth will be appropriated as between principal, interest and other amounts as the Commonwealth may respectively determine. This appropriation will override any appropriation made by an Obligor. Without limitation the Commonwealth may appropriate amounts received first in payment of amounts payable to it by way of indemnity or reimbursement. 4.9 Rounding In making any allocation or appropriation under this document the Commonwealth may round amounts to the nearest dollar. 5 Events of Default 5.1 Events of Default Each of the following is an Event of Default (whether or not it is in the control of any Obligor): (1) while the “Principal Outstanding” (as defined in the New Facility Agreement) has not been repaid in full an event of default as set out in clause 10 of the New Facility Agreement occurs as though set out in full in this document and as though references to “Finance Documents” and “Transaction Documents” are references to the Commonwealth Finance Documents, references to “Borrower” are references to “Obligor” and with any other necessary changes including incorporating any definitions, and such event of default has not been remedied within any applicable grace period under clause 11.2 of the New Facility Agreement; or (2) on and from the date that the “Principal Outstanding” (as defined in the New Facility Agreement) has been repaid in full: (a) subject to clause 5.4: (i) an Obligor fails to comply with the Rex Regional Commitments;

13 OFFICIAL: Sensitive // Legal-Privilege (ii) the RRC Report (as that term is defined in the Intercreditor Deed) indicates that the Rex Regional Commitments have not been met; or (iii) the Commonwealth provides written notice to an Obligor that it believes that the Obligors are not complying with the Rex Regional Commitments; (b) an Insolvency Event in respect of any Obligor occurs without the consent of the Commonwealth (other than a solvent liquidation, winding-up or reorganisation of an Obligor so long as any payments or assets distributed as a result of such liquidation, winding-up or reorganisation are distributed to other Obligors); (c) an Enforcement Action (as defined in the Intercreditor Deed) occurs; (d) there is a change of more than 50% in the legal or beneficial ownership of: (i) the equity interests in Regional Express Holdings; (ii) the equity interests in any entity or other person where the equity interests or assets of Regional Express Holdings and its Subsidiaries represent the majority of the value of Regional Express Holdings and the Subsidiaries; or (iii) an Obligor (other than Regional Express Holdings) ceases to be a wholly-owned subsidiary of Regional Express Holdings; (e) one or more of the following events occurs in relation to the Commonwealth Security Documents, the Intercreditor Deed or the Commonwealth Finance Documents: (i) all or any part of such document is terminated or is or becomes void, illegal, invalid, unenforceable or of limited force and effect; (ii) a party becomes entitled to terminate, rescind or avoid all or part of such document; or (iii) a party other than the Commonwealth alleges or claims that an event described in clause 5.1(2)(e)(i) or that it is entitled as described in clause 5.1(2)(e)(ii); (f) an Obligor breaches clause 8.2(1), 8.5 or 8.7 of the Intercreditor Deed; (g) an Obligor is in breach of the undertaking given in Clause 8.3; (h) an Obligor is in breach of the undertaking given in Clause 8.2 and the Commonwealth in its absolute discretion considers such a breach to have a Material Adverse Effect; (i) an Obligor does not pay on the due date any amount payable pursuant to a Commonwealth Finance Document at the place at and in the currency in which it is expressed to be payable; (j) the legal and beneficial owner of the notes issued under the Air T LNSA ceases to be Air T or an Air T Financier without the prior consent of the Commonwealth (as such consent is contemplated in the Intercreditor Deed);

14 OFFICIAL: Sensitive // Legal-Privilege (k) without the prior consent in writing of the Commonwealth, an Obligor reduces its capital (including a purchase of its shares but excluding a redemption of redeemable shares) or passes a resolution referred to in section 254N(1) of the Corporations Act; and (l) an Obligor, apart from Rex Flyer, stops or threatens to stop carrying on its business or a material part of it or substantially changes the nature of its business without the Commonwealth’s prior consent. 5.2 Obligation to inform An Obligor must provide notice to the Commonwealth of the occurrence of an Event of Default as soon as reasonably practical after it becomes aware of the occurrence of that Event of Default. 5.3 Occurrence of an Event of Default Despite any provision in a Finance Document to the contrary, no Event of Default will be deemed to have occurred or subsist, and the Lender may not exercise any of its rights or powers under clause 5.5 unless the Event of Default has not been remedied within 14 days of the earlier of: (1) the Commonwealth giving notice to the Obligor of the occurrence of the Event of Default; and (2) the Obligor becoming aware of the occurrence of the Event of Default, and the Event of Default is not otherwise waived by the Commonwealth in writing. This clause 5.3 does not apply to an Event of Default arising from Clause 5.1(2)(a). 5.4 Remedy of Rex Regional Commitments (1) Clause 5.4(2) applies to an Event of Default under clause 5.1(2)(a). (2) Clause 11.4 of the New Facility Agreement is incorporated into this document as though set out in full and as though references to “Borrower” are references to “Obligor”, references to “Lender” are references to “Commonwealth” and with any other necessary changes. 5.5 Consequences In addition to any other rights provided by law or any Commonwealth Finance Document, the Commonwealth may do all or any of the following if an Event of Default subsists: (1) by notice to the Obligors declare all Secured Money (or any part of that money as specified by the Commonwealth in the notice) actually or contingently owing immediately due and payable, and the Obligors must immediately pay to the Commonwealth the Secured Money (or any part of that money as specified by the Commonwealth in the notice); (2) by notice to the Obligors terminate the obligations of the Commonwealth under this document; (3) enforce any or all of the Commonwealth Security Documents; and (4) take any action whatsoever that the Commonwealth (or any person acting on the Commonwealth’s behalf) is authorised or entitled to take under this document or

15 OFFICIAL: Sensitive // Legal-Privilege any other Commonwealth Finance Document on the occurrence of an Event of Default. 6 GST 6.1 Payments GST exclusive Unless otherwise expressly stated, all payments or consideration, whether monetary or non-monetary, payable or to be provided under or in connection with this document are exclusive of GST (GST-exclusive Payments). 6.2 Payment of GST If GST is payable on any supply made by: (1) a party; or (2) an entity that is taken under the GST Law to make the supply by reason of the capacity in which a party acts, (Supplier) under or in connection with this document, the recipient of the supply, or the party providing the consideration for the supply, must pay to the Supplier an amount equal to the GST payable on the supply. 6.3 Timing of GST payment The amount referred to in clause 6.2 must be paid in addition to and at the same time and in the same manner (without any set-off or deduction) that the GST-exclusive Consideration for the supply is payable or to be provided. 6.4 Adjustment event If an adjustment event arises in respect of a supply made by a Supplier under or in connection with this document, any amount that is payable under clause 6.2 will be calculated or recalculated to reflect the adjustment event and a payment will be made by the recipient to the Supplier or by the Supplier to the recipient as the case requires. 6.5 Reimbursements (1) Where a party is required under or in connection with this document to pay for, reimburse or contribute to any expense, loss, liability or outgoing suffered or incurred by another party or indemnify another party in relation to such an expense, loss, liability or outgoing (Reimbursable Expense), the amount required to be paid, reimbursed or contributed by the first party will be reduced by the amount of any input tax credits to which the other party is entitled in respect of the Reimbursable Expense. (2) This clause 6.5 does not limit the application of clause 6.2, if appropriate, to the Reimbursable Expense as reduced in accordance with clause 6.5(1). 6.6 No merger This clause 6 does not merge on the completion, rescission or other termination of this document or on the transfer of any property supplied under this document.

16 OFFICIAL: Sensitive // Legal-Privilege 7 Representations and warranties 7.1 Representations and warranties (1) The representations and warranties in clause 7.1 of the New Facility Agreement are incorporated into this document as though set out in full and as though references to the “Transaction Documents” are references to the Commonwealth Finance Documents, references to “Borrower” are references to “Obligor” and with any other necessary changes. (2) Each Obligor makes the representations and warranties in clause 7.1 to the Commonwealth on the Restructure Effective Date and on the first day of each Interest Period while the Secured Money exists. 7.2 Reliance Each Obligor acknowledges that the Commonwealth has entered into the Commonwealth Finance Documents in reliance on the representations and warranties given under this document and the other Commonwealth Finance Documents. 8 General Undertakings 8.1 New Facility Agreement Undertakings For so long as any Secured Money is outstanding, each Obligor undertakes to the Commonwealth that it will comply with its obligations in the Commonwealth Finance Documents, including, without limitation, the reporting obligations set out in clause 8.1 of the New Facility Agreement, the undertakings in clauses 9 of the New Facility Agreement as if those clauses were set out in full in this document (and as though references to “Borrower” are references to “Obligor” and with any other necessary changes) and notwithstanding that the “Principal Outstanding” as defined in New Facility Agreement has been repaid or the New Facility Agreement has been terminated or cancelled. 8.2 Anti-Money Laundering Each Obligor undertakes to exercise its rights and perform its obligations under the Commonwealth Finance Documents in accordance with all laws or regulations applicable to it relating to: (1) anti-money laundering; and (2) counter-terrorism financing. 8.3 Sanctions Each Obligor: (1) undertakes to comply with applicable Sanctions; and (2) represents that it is not a Sanctioned Entity and is not owned or controlled by a Sanctioned Entity.

17 OFFICIAL: Sensitive // Legal-Privilege 9 Indemnity, costs, and expenses The Obligors shall (or shall procure that an Obligor will), within 5 Business Days of demand, indemnify the Commonwealth and its Representatives against any cost, expense, loss, or liability (including legal fees) incurred by the Commonwealth and its Representatives as a result of or in connection with a failure by an Obligor to pay any amount due under a Commonwealth Finance Document on its due date and that is not cured within 3 Business Days. 10 Costs and expenses 10.1 Each Party must pay their own Costs, including legal fees, costs, and disbursements incurred in connection with negotiating, preparing, and executing the Commonwealth Finance Documents and any subsequent consent, agreement, approval, waiver, or amendment relating to those documents. 10.2 The Obligors must pay the Costs of the Commonwealth, including legal fees, costs, and disbursements incurred in connection with: (1) (Enforcement) exercising, enforcing, or preserving, or attempting to exercise, enforce or preserve, any power under any of the Commonwealth Finance Documents; and (2) (Preservation of Rights) exercising, enforcing, or preserving, or attempting to exercise, enforce or preserve any rights under any of the Commonwealth Finance Documents. 11 Changes to Parties 11.1 The Parties must not assign any of their rights or transfer any of their rights or obligations under this document without the prior written consent of each other Party. 12 Miscellaneous Each Party to this document must do all things and sign all deeds and other documents as may reasonably be required by the other Parties so as to carry out and give effect to the terms and intentions of this document and to perfect, protect and preserve the rights of the other Parties to this document. 13 Notices 13.1 Each communication (including each notice, consent, approval, request, and demand) under or in connection with this document): (1) must be in writing; (2) must be signed by the Party making it or (on that Party's behalf) by the solicitor for, or any attorney, director, company secretary, or authorised agent of, that Party;

18 OFFICIAL: Sensitive // Legal-Privilege (3) must be sent by email to the email address, or delivered by hand or posted by prepaid post to the address of the addressee, set out in this document or any other Commonwealth Finance Document or notified by that Party to each other Party from time to time; and (4) is taken to be received by the addressee: (i) (in the case of prepaid post sent to an address in the same country) on the third day after the date of posting; (ii) (in the case of prepaid post sent to an address in another country) on the fifth day after the date of posting by airmail; (iii) (in the case of an email) at the time recorded on the device at the place of receipt; or (iv) (in the case of delivery by hand) on delivery, but if the communication is taken to be received on a day that is not a Business Day or after 5.00 pm AEST, it is taken to be received at 9.00 am AEST on the next Business Day. 14 Severance If at any time a provision of this document is or becomes illegal, invalid, or unenforceable in any respect under the law of any jurisdiction, that will not affect or impair: (1) the legality, validity, or enforceability in that jurisdiction of any other provision of this document; or (2) the legality, validity, or enforceability under the law of any other jurisdiction of that or any other provision of this document. 15 Waivers 15.1 Waiver of any right arising from a breach of this document or arising on default under this document must be in writing and signed by the Party granting the waiver. 15.2 A failure or delay in exercise, or partial exercise, of: (1) a right arising from a breach of this document; or (2) a Power created or arising on default under this document, does not result in a waiver of that right or Power. 15.3 A Party is not entitled to rely on a delay in the exercise or non-exercise of a right or Power arising from a breach of this document or on a default under this document as constituting a waiver of that right or Power. 15.4 A Party may not rely on any conduct of another Party as a defence to exercise of a right or Power by that other party.

19 OFFICIAL: Sensitive // Legal-Privilege 15.5 This clause may not itself be waived except in writing. 16 Variation 16.1 A variation of any term of this document or any other Commonwealth Finance Document must be in writing and signed by the Parties. 16.2 Any term of this document may be varied, amended, or waived only with the consent of the Commonwealth and the Obligors and any such amendment or waiver will be binding on all Parties. 17 Confidentiality Except as required by law, expressly agreed between the Parties in writing, or as contemplated expressly by this document: (1) no Party may disclose, permit, cause or suffer to be disclosed, either directly or indirectly, in any manner, any of the terms of this document, any New Facility Finance Document or the substance of any of their provisions other than to: (a) any professional advisers for the purpose of obtaining professional advice; or (b) any Air T Financier to (or through) whom Air T assigns or transfers (or may potentially assign or transfer) the Air T LNSA and finance documents under the Air T LNSA in the circumstances permitted by the Intercreditor Deed provided such assignee, transferee, potential assignee or potential transferee (as the case may be) must agree to be bound by the terms of this clause 17(1); (2) without limiting the foregoing, the Parties acknowledge and agree that, prior to the date of this document, they have entered into confidentiality agreements in connection with the transactions contemplated by this document and they must each comply with the terms of those agreements and may only disclose this document, the other Commonwealth Finance Documents and any other documents or information in relation thereto in accordance with the provisions of that confidentiality agreement. 18 Further Assurances 18.1 Each Party must do anything (acting reasonably, having regard to the circumstances) (including executing deeds, agreements and documents) necessary to give full effect to each Commonwealth Finance Document that it is a party to and the transactions contemplated by it. 18.2 In addition, each Obligor undertakes to do everything requested by the Commonwealth (at their cost) to ensure any Commonwealth Finance Document (or any Security Interest under any Commonwealth Finance Document) is fully effective, enforceable, registered on any applicable register (such as the PPSR, relevant land titles register or the International Registry) and perfected with the contemplated priority. This may include obtaining consents, signing documents, getting documents completed and signed and supplying information, delivering documents and evidence of title and executed blank transfers, or

20 OFFICIAL: Sensitive // Legal-Privilege otherwise giving possession or control with respect to any property the subject of any Security Interest. 19 Governing law and jurisdiction 19.1 The law of New South Wales governs this document and any dispute arising out of or in connection with the subject matter of this document. 19.2 The Parties submit to the exclusive jurisdiction of the courts of New South Wales and of the Commonwealth of Australia. 20 Electronic execution and exchange of counterparts 20.1 A Party may execute this document as well as any modification to it by electronic means (including, by electronic signature or by facsimile or email of the signed document in PDF or scanned format in each case signed, including by electronic means, by two directors of that Party or one director and the company secretary). 20.2 The Parties agree and intend that such signature by electronic means or by facsimile or email in PDF or scanned format shall bind the Party so signing with the same effect as though the signature were an original signature. 20.3 A counterpart of this document may also be exchanged by a Party to this document or a Party’s solicitor by electronic method including by email. 20.4 This document may be executed in any number of counterparts. Each counterpart is an original, but the counterparts together are one and the same instrument.

21 OFFICIAL: Sensitive // Legal-Privilege EXECUTED as an agreement.

22 OFFICIAL: Sensitive // Legal-Privilege Schedule 1 1. Regional Express Holdings Limited (ACN 099 547 270) 2. Rex Investment Holdings Pty Ltd (ACN 101 317 677) 3. Regional Express Pty Ltd (ACN 101 325 642) 4. Air Partners Pty Ltd (ACN 065 221 356) 5. Rex Flyer Pty Ltd (ACN 671 816 621) 6. Australian Aero Propeller Maintenance Pty Ltd (ACN 131 278 889) 7. Australian Airline Pilot Academy Pty Ltd (ACN 128 392 469) 8. AAPA Victoria Pty Ltd (ACN 118 837 586) 41330945v5